UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
On September 20, 2016, Thompson Creek Metals Company Inc. (the "Company") delivered conditional notices of full redemption (the "Notices") to holders of the Company's outstanding 7.375% Senior Notes due 2018 (the "2018 Notes") and 12.5% Senior Notes due 2019 (the "2019 Notes") in connection with the proposed transaction with Centerra Gold Inc. ("Centerra"), pursuant to which Centerra will acquire the Company pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the "Arrangement"). The Notices were delivered on the Company's behalf by Wells Fargo Bank, National Association, as trustee ("Trustee"), pursuant to the terms of the respective indentures governing the 2018 Notes and the 2019 Notes.

As previously disclosed, pursuant to the terms of the Arrangement Agreement, dated July 5, 2016, between the Company and Centerra, Centerra has agreed, in connection with the completion of the Arrangement, to contribute to the Company the amount of cash necessary to redeem, or otherwise satisfy and discharge, all of the Company's outstanding notes in accordance with the terms of their indentures.

The Notices provide that, subject to the consummation of the Arrangement (the "Redemption Condition"), all of the 2018 Notes and 2019 Notes will be redeemed on October 20, 2016 (the "Redemption Date"), which is the anticipated closing date of the Arrangement, at redemption prices of 101.844% and 106.250%, respectively, of the principal amount redeemed, plus accrued and unpaid interest to the Redemption Date. The redemptions contemplated by the Notices may not occur and the Notices may be rescinded by the Company in the event that the Redemption Condition is not satisfied (or waived by the Company in its sole discretion) by the Redemption Date or the Company does not expect the Redemption Condition to be satisfied on or prior to the Redemption Date.

The Company expects to deliver a conditional notice of full redemption to holders of the Company's outstanding 9.75% Senior Secured First Priority Notes due 2017 (the "2017 Notes") at a later date but before the consummation of the Arrangement, which notice is expected to provide a redemption date of December 1, 2016, subject to the Redemption Condition, and a redemption price of 100.000% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date. The Company expects to satisfy and discharge the governing indenture with respect to all outstanding notes in connection with the consummation of the Arrangement.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, and are intended to be covered by the safe harbors provided by these regulations. All statements other than statements of historical fact set forth or incorporated herein by reference are forward-looking statements. These forward-looking statements may, in some cases, be identified by the use of terms such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: the satisfaction or waiver of the Redemption Condition; completion of the Arrangement, including the expected closing date of the Arrangement; the satisfaction and discharge of the governing indenture with respect to all outstanding notes in connection with the closing of the Arrangement; the timing of the conditional notice of redemption for the 2017 Notes and the redemption date and redemption price of the 2017 Notes. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: September 20, 2016	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	EVP and Chief Financial Officer